Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Large Cap Growth (Active Stock Sleeve) (AS_LCG)
BlackRock Balanced Capital Portfolio (EQ) (BCS_E)
BlackRock Large Cap Core Portfolio of BlackRock Series
Fund, Inc. (BR_LCC)
BlackRock Large Cap Core Plus Fund (Long) (BR_LCP-L)
BlackRock Large Cap Core V.I. Fund of BlackRock Variable
Series Funds, Inc. (BVA_LCVI)
BlackRock Large Cap Growth V.I. Fund of BlackRock Variable
Series Funds, In (BVA_LGVI)
BlackRock Large Cap Value V.I. Fund of BlackRock Variable
Series Funds, Inc (BVA_LVVI)
VALIC Company I- Core Equity Fund  (Large Cap Core)
(E_VALICLCC)
Master Large Cap Core Portfolio of the Master Large Cap
Series LLC (MF_LCC)
Master Large Cap Growth Portfolio of the Master Large Cap
Series LLC (MF_LCG)
Master Large Cap Value Portfolio of the Master Large Cap
Series Trust (MF_LCV)
AST BlackRock Global Strategies Portfolio (Large Cap Core)
(PRU-AA-LCC)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-12-2014

Security Type:
EQUITY/EQUITY


Issuer
Aramark (Equity)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., J.P. Morgan
Securities LLC, Credit Suisse Securities
(USA) LLC, Morgan Stanley & Co. LLC,
Barclays Capital Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, RBC
Capital Markets, LLC, Wells Fargo
Securities, LLC, Robert W. Baird & Co.
Incorporated, PNC Capital Markets LLC,
Rabo Securities USA, Inc., Samuel A.
Ramirez & Company, Inc., Santander
Investment Securities Inc., SMBC Nikko
Securities America, Inc., The Williams
Capital Group, L.P.


Transaction Details

Date of Purchase
12-12-2014


Purchase
Price/Share
(per share / %
of par)
$28.00

Total
Commission,
Spread or
Profit
3.50


1.	Aggregate Principal Amount Purchased
(a+b)
471,610

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
384,890

b.Other BlackRock Clients
86,720

2.	Aggregate Principal Amount of
Offering
30,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.01572


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
12-15-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-15-2014

Global Syndicate Team Member